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                                                                   EXHIBIT 10.34


                         TRANSITION SERVICES AGREEMENT

                                    between

                         SATCON TECHNOLOGY CORPORATION

                                      and

                         NORTHROP GRUMMAN CORPORATION

                                  Dated as of

                               November 16, 1999
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                         TRANSITION SERVICES AGREEMENT


          This TRANSITION SERVICES AGREEMENT ("Agreement") dated as of November 16, 1999, is entered into by Northrop Grumman Corporation, a Delaware corporation ("NGC") and SATCON, a Delaware corporation is the Transition Services Agreement contemplated in the Asset Purchase Agreement November 16, 1999 by and between NGC and SATCON.

                                   RECITALS

          WHEREAS, SATCON requires workspace [and administrative services] while it transitions to autonomous operations; and

          WHEREAS, it is in NGC's best interest for SATCON to succeed in its transition;

          NOW, THEREFORE, in consideration of the mutual promises of the parties contained herein and in the Asset Purchase Agreement, the parties agree as follows:

                                   ARTICLE I

                                   SERVICES

          Section 1.1. Scope of Services and Billings. NGC agrees to provide the
                       ------------------------------
Services as set forth below. SATCON agrees to pay as compensation for the Workspace (as defined below) and services an amount equal to the amounts set forth and in accordance with the terms set forth below.

     (a) The Workspace is approximately 14,863 rentable square feet of space in the premises at 1745 W. Nursery Rd., Linthicum, MD as set forth in the attached sublease (Exhibit A).Telephone and computer system usage, as well as equipment and access, will be billed monthly at the conclusion of each NGC accounting month and will be based on actual usage and cost of the telephone instruments utilized by SATCON personnel. Such charges will be payable by SATCON within thirty days of the date of an invoice from NGC.

     (b) Existing personal computers and other equipment rentals as required by SATCON will be billed to SATCON at the actual cost of such rentals and be payable to NGC within thirty days of an invoice to SATCON.

     (c) If during the Term of this Agreement NGC produces high power Silicon Carbide semiconductors for sale on a commercial or merchant basis, NGC agrees that SatCon will have the right and opportunity to purchase such Silicon Carbide semiconductors on terms and conditions, including price as NGC offers to others for identical products in identical quantities.

     (d) To the extent NGC is legally able to do so, and to the extent its insurance carriers, administrative agents and others providing services to NGC agree to do so, upon SATCON's written request, NGC will continue those Health and Welfare benefits which are requested to be

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extended by SATCON for a period of up to ninety (90) days following the Closing.
The cost of such benefits will be billed to SATCON at the actual cost of such benefits plus the reasonable expenses of any extraordinary administration incurred by NGC which is directly related to extending the benefits. The invoice will be payable to NGC within thirty days of an invoice to SATCON.

     (e) Engineering services and access to testing facilities and utilization of personnel (to the extent under NGC's control) which have been historically utilized by the Business acquired by SATCON will be provided as reasonably required and requested by SATCON as follows:

          1.  product qualification lab2. reliability lab

          3.  calibration lab

          4.  magnetics lab

          5.  power hybrid facility

          6.  field engineering services group (FEMS)

          7.  semi conductor manufacturing group

          8. continued access to the unigraphics drafting system for updating drawings (and the related "electronic vault")

          9.  model shop services

          10. contract and financial help on ongoing and legacy programs

          11. reasonable access on a time and material basis to qualified technical and administrative personnel that have historically been utilized by the business

          Section 1.2  Charges for Services. The charges for such services will
                       --------------------
be the actual costs incurred by NGC as recorded on NGC's books of account, including all appropriate overheads and other direct costs such as travel, but not including any fee or profit.

          This Agreement shall constitute a Cost Plus No Fee Purchase Order from SATCON for the administrative services above. Tasks will be assigned by an authorized SATCON representative. A summary of charges will be provided and billed monthly and will be payable by SATCON within thirty days of an invoice for such services from NGC.

          Section 1.3  Indemnity. All services provided by NGC personnel under
                       ---------
this Agreement shall be under the direction of authorized SATCON personnel. SATCON shall indemnify and hold NGC harmless from and against any and all costs, liabilities, damages or other consequences whatsoever associated with or arising from SATCON's negligent acts or omissions or willful misconduct in connection with the administrative services contemplated under this Agreement.

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                                  ARTICLE II

                               TERM OF AGREEMENT
                               -----------------

          Section 2.1  Effective Date and Term. The initial term of this
                       -----------------------
Agreement shall commence on the Closing Date, and except as otherwise provided below, continue for a period of up to three (3) years after the date hereof.


                                  ARTICLE III

                                 MISCELLANEOUS

          Section 3.1  Independent Contractor Status. During the transition
                       -----------------------------
period while SATCON personnel are at the NGC site each party shall be responsible for any injury or death to its own employees, including all workers' compensation claims or liabilities resulting therefrom, and each such party shall remain responsible for reporting its income and paying its own taxes. Further, SATCON will obtain and maintain insurance in form and amount satisfactory to NGC.

          Section 3.2  Confidentiality. The parties each agree that they will
                       ---------------
not divulge to any third party, or to any person within each respective corporation who does not have a need to know, any confidential matters relating to each other's business and the businesses of the other party's customers, vendors or competitors which may become known by reason of use of the NGC facility or performance of the administrative services.

          Section 3.3  Force Majeure. NGC shall be excused for failure to
                       -------------
perform any part of this Agreement due to events beyond its control, including but not limited to, fire, storm, flood, earthquake, explosion, accident, riots and other civil disturbances, sabotage, strikes or other labor disturbances, injunctions, transportation embargoes or delays, failure of performance of third parties necessary to each of the parties' performance under this Agreement, or the laws or regulations of the federal, state or local government or branch or agency thereof.

          Section 3.4  Standard of Performance; Remedies. In performing its
                       ---------------------------------
obligations under this Agreement, each Party represents that it will use the same standard of care and good faith as it uses in performing services for its own account. Each Party agrees to exercise reasonable diligence to correct any deficiency, defective or negligence in the Services provided by it hereunder. Neither Party shall be liable to the other for compensatory, incidental or consequential damages arising from performance of this Agreement, provided however, this exculpation clause shall not apply if the performing Party or its agents cause damages to the other Party as a result of willful misfeasance or gross negligence.

          Section 3.5  Notice. Any notice, request, designation, direction,
                       ------
demand, election, acceptance or other communication shall be in writing and shall be effective and deemed to have been given when it is (i) mailed postage prepaid, by certified first class mail, return receipt requested, addressed to a party and received by such party; (ii) hand or courier delivered; or (iii) sent by telecopy with receipt confirmed, as follows:

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          (a)  if to Buyer, to:
               SatCon Technology Corporation
               161 First Street Cambridge, MA 02142
               Attn: David B. EISENHAURE

          (b)  if to Seller, to:
               Northrop Grumman Corporation
               ----------------------------

               1840 Century Park East
               Los Angeles, CA 90067

               Attn: Office of the General Counsel

Any party may from time to time designate another address to which notice or other communication shall be addressed or delivered to such party and such new designation shall be effective on the latter of (ii) the date specified in the notice and (ii) receipt of such notice by the intended recipient.

          Section 3.6  Assignability. Neither party hereto shall assign this
                       -------------
Agreement in whole or in part without the prior written consent of the other party hereto.

          Section 3.7  No Third Party Beneficiaries. Each of the provisions of
                       ----------------------------
this Agreement is for the sole and exclusive benefit of the Parties hereto respectively, as their interests may appear, and shall not be deemed for the benefit of any other person or entity or group of persons or entities.

          Section 3.8  Severability. If any term or condition of this Agreement
                       ------------
shall be held invalid in any respect, such invalidity shall not affect the validity of any other term or condition hereof.

          Section 3.9  Applicable Law. This Agreement shall be construed under
                       --------------
the laws of the State of and the rights and obligations of the Parties shall be determined under the substantive law of Maryland, without giving effect to Maryland's conflict of law rules or principles.

          Section 3.10 Amendment or Modification. This Agreement may be amended,
                       -------------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties, or in the case of a waiver, by the party waiving compliance.

          Section 3.11 Construction. Descriptive headings to sections and
                       ------------
paragraphs are for convenience only and shall not control or affect the meaning or construction of any provisions in this Agreement.

          Section 3.12 Counterparts. This Agreement may be executed
                       ------------
simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.


                                   NORTHROP GRUMMAN CORPORATION

                                   By:  /s/ Albert Myers
                                        _______________________________________

                                   Its: Corporate Vice President and Treasurer



                                   SATCON

                                   By:  /s/David B. Eisenhaure
                                        _______________________________________

                                   Its: President
                                        ______________________________________


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